Exhibit 10.2

SLINGER BAG INC.

GLOBAL SHARE INCENTIVE PLAN (2020)

1. NAME AND PURPOSE.

1.1 This Global Share Incentive Plan, which has been adopted by the Board of Directors of the Company, Slinger Bag Inc., shall be known as the Slinger Bag Inc. Global Share Incentive Plan (2020), as amended from time to time (the “Plan”).

1.2 The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its affiliates and subsidiaries, if any, and to promote the Company’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s shareholders.

1.3 Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendix to the Plan, as may be approved by the Board of Directors of the Company from time to time.

2. DEFINITIONS

“Administrator” shall mean the Board of Directors or a Committee. The Board shall automatically have a residual authority if no Committee is appointed or if such Committee shall cease to operate for any reason whatsoever.

“Appendix” shall mean any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of restricted shares and other equity-based Awards.

“Award” shall mean a grant of Options under the Plan or allotment of Shares (including Restricted Shares), other equity-based award hereunder and/or Cash Awards. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” shall mean a written instrument setting forth the terms applicable to a particular Award.

“Board of Directors” shall mean the board of directors of the Company.

“Cash Award” means a cash incentive opportunity awarded under this Plan that is (i) payable only in cash, (ii) not an Option, or allotment of Shares (including Restricted Shares) or other equity-based award hereunder.

“Cause” shall have the meaning ascribed to such term or a similar term as set forth in the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider, or, in the absence of such a definition: (a) conviction of a crime of moral turpitude; (b) any material breach by a Participant of his/her fiduciary duties towards the Company, including theft, embezzlement, or self-dealing, (b) engagement in competing activities, any disclosure of confidential information of the Company or breach of any obligation not to violate a restrictive covenant; (c) a material breach of the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider which are not cured (if curable) within seven (7) days after receipt of written notice thereof; or (d) if the Participant an employee residing in Israel, any other circumstances under which severance pay (or part of them) may be denied from the Participant upon termination of employment under the applicable Israeli law.

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“Committee” shall mean a compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under applicable law, as amended from time to time.

“Company” shall mean Slinger Bag Inc., a Nevada corporation, and its successors and assigns.

“Consultant” means any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Company or its subsidiary or affiliate.

“Corporate Charter” shall mean the Certificate of Incorporation and the Bylaws of the Company, and any subsequent amendments or replacements thereto.

“Corporate Law” shall mean Chapter 78 of Nevada Revised Statutes and other applicable corporate law.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 90 days.

“Fair Market Value” shall mean, with respect to the Shares, as of any date, a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share as reported on an established stock exchange (or exchanges) or if the Shares are not so listed, admitted to unlisted trading privileges or reported on any national exchange, then as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service, on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days that is within thirty (30) days before or after the applicable valuation date, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing sale price of the Shares as of the immediately preceding trading date at the end of the regular trading session, as reported by any national securities exchange on which the Shares are then listed (or, if no Shares were traded on such date, as of the next preceding date on which there was such a trade) or if the Shares are not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of the immediately preceding trading date at the end of the regular trading session, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no Shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). In the event the Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in good faith in the exercise of its reasonable discretion.

“Options” shall mean options to purchase Shares awarded under the Plan.

“Participant” shall mean a recipient of an Award hereunder who executes an Award Agreement.

“Restricted Shares” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 8.

“Service Provider” shall mean an employee, director, office holder or Consultant of the Company or any of its affiliates.

“Shares” shall mean common shares of the Company, par value $0.001 per share.

“Transaction” shall have the meaning set forth in Section 10.2.

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3. ADMINISTRATION OF THE PLAN.

3.1 The Plan will be administered by the Administrator. If the Administrator is a Committee, such Committee will consist of such number of members of the board of directors of the Company (not less than two in number), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2 Subject to the general terms and conditions of the Plan, and in particular Section 3.3 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) the number of Options or Shares to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, including terms of acceleration (v) the form(s) of written agreements applying to Awards, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards . The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to the Committee, to the extent permitted by the Corporate Law, its Corporate Charter or other applicable law.

3.3 No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Subject to the Company’s decision and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own willful misconduct or bad faith, to the fullest extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Corporate Charter, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

3.4 The interpretation and construction by the Administrator of any provision of the Plan or of any Award hereunder shall be final and conclusive. In the event that the Board appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Award hereunder shall be conclusive unless otherwise determined by the Board of Directors. To avoid doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.5 The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Administrator under this Section 3.5 not otherwise provided for herein or in an Award Agreement shall reduce the vested rights of any Participant without the Participant’s consent.

3.6 Without limiting the generality of the foregoing, the Administrator may adopt special appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

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4. ELIGIBLE PARTICIPANTS.

Subject to any restriction imposed by applicable law or as otherwise provided herein, Awards may be granted to any Service Provider of the Company or its affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving an additional Award or participating in other incentive plans of the Company.

5. RESERVED SHARES.

The Company shall determine the number of Shares reserved hereunder from time to time, and such number may be increased or decreased by the Company from time to time. Any Shares under the Plan, in respect of which the right hereunder of a Participant to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant as Awards under the Plan. Any Shares that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6. AWARD AGREEMENT.

6.1 The Board of Directors in its discretion may award to Participants Awards available under the Plan. The terms of the Award will be set forth in the Award Agreement. The date of grant of each Award shall be the date specified by the Board of Directors at the time such award is made, or in the absence of such specification, the date of approval of the award by the Board of Directors.

6.2 The Award Agreement shall state, inter alia, the number of Options or Shares, Restricted Shares or equity-based units covered thereby, the type of Option or Share-based or other grant awarded, any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Board of Directors.

7. EXERCISE OF OPTIONS.

7.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement.

7.2 The exercise price for each share to be issued upon exercise of an Option shall be such price as is determined by the Board in its discretion, provided that the price per Share is not less than the nominal value of each Share, or to the extent required pursuant to applicable law or to qualify for favorable tax treatment (as determined by the Administrator), not less than 100% of the Fair Market Value of a Share on the date of grant.

7.3 An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office, a “Notice of Exercise” in such form and substance as may be prescribed by the Board of Directors from time to time, together with full payment for the Shares underlying such Option, and the execution and delivery of any other document required pursuant to the applicable Award Agreement.

7.4 Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by check payable to the order of the Company, or such other method of payment (including a net exercise method) acceptable to the Company as determined by the Administrator, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

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7.5 Until the Shares are issued (as evidenced by the appropriate entry in the share register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have no right to vote or right to receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right the record date for which is prior to the date the Shares are issued, except as provided in Section 10 of the Plan.

7.6 Each payment for Shares under an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the Exercise Price may be paid: (i) by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Shares that have an aggregate Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of Shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Shares; (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration , or on such other terms and conditions, as may be acceptable to the Administrator. No Shares shall be issued until payment has been made (including any applicable withholding taxes) or provided for, as provided herein.

7.7 The Administrator may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to certain types of Awards, during which the exercise of Awards and/or sale of Shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded. During such blackout periods, Participants will not be able to exercise the Options (or other Awards) and/or sale the Shares held by or on behalf of the Participants, and the Company shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions.

8. RESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS.

8.1 Eligibility. Restricted Shares may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 8.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant or vesting of Restricted Shares upon the attainment of specified performance targets or such other factors as the Administrator may determine, in its sole discretion. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell or transfer shares of Restricted Shares awarded under this Plan during a period set by the Administrator (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

8.2 Terms. A Participant selected to receive Restricted Shares shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. The purchase price of Restricted Shares shall be determined by the Administrator, but shall not be less than as permitted under applicable law. Awards of Restricted Shares must be accepted within a period of 21 days (or such shorter period as the Administrator may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated thereunder.

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8.3 Legend. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Company elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legend required by the Administrator pursuant to Section 18.3 below):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of the Slinger Bag Inc. Global Share Incentive Plan (2020), and an Award Agreement entered into between the registered owner and the Company dated _______________. Copies of such Plan and Award agreement are on file at ____________________”

8.4 Custody. The Administrator may require that any share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.

8.5 Rights as Shareholder. Except as provided in this Section and Section 8.4 above and as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Administrator, in its sole discretion, specifies otherwise at the time of the Award.

8.6 Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

8.7 Other Equity-Based Awards. Other equity-based awards (including, without limitation, restricted share units and performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the administrator and appended to this Plan.

8.8 The Administrator may in its discretion issue Cash Awards to Employees. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company.

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9. TERMINATION OF RELATIONSHIP AS SERVICE PROVIDER.

9.1 Effect of Termination; Exercise after Termination. Unless otherwise determined by the Administrator, if a Participant ceases to be a Service Provider, such Participant may exercise any outstanding Options within such period of time as is specified in the Award Agreement or the Plan to the extent that the Options are vested on the Date of Termination as defined in Section 9.2 below (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If, on the Date of Termination, any Options are unvested, such unvested Options shall terminate, and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

In the absence of a provision specifying otherwise in the relevant Award Agreement or unless otherwise resolved by the Administrator, then:

(a)	In the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause, or as a result of Participant’s death or Disability, then (i) the vested Options shall remain exercisable until the earlier of: (a) a period of three (3) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

(b)	In the event that the Participant ceases to be a Service Provider for Cause, then (i) all Options will terminate immediately upon the date of such termination for cause, such that the unvested portion of the Options will not vest, and the vested portion of the Options will no longer be exercisable; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

(c)	In the event that the Participant ceases to be a Service Provider as a result of Participant’s Disability, then (i) the vested Options shall remain exercisable until the earlier of: (a) a period of twelve (12) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

(d)	In the event that the Participant dies while a Service Provider: (i) the vested portion of the Option shall remain exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance until the earlier of: (a) a period of twelve (12) months following the Participant’s date of death; or (b) expiration of the term of the Option as set forth in Section 13; and (ii) all Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited as of the Date of Termination.

9.2 Date of Termination. For purposes of the Plan and any Award or Award Agreement, and unless otherwise set forth in the relevant Award Agreement, the “Date of Termination” (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

9.3 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence (except, for the avoidance of doubt, periods of legally protected leave of absence pursuant to applicable law).

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9.4 Change of Status. A Service Provider shall not cease to be considered as such in the case of any (a) leave of absence approved by the Company or its affiliates, provided that such leave of absence was approved by entity for which the Service Provider is engaged with, or pursuant to applicable law, or (b) transfers between locations of the Company and/or its affiliates or between the Company, and its parent, subsidiary, affiliate, or any successor thereof; or (c) changes in status (employee to director, employee to consultant, etc.) provided that such change may affect the specific terms applying to the Service Provider’s Award.

10. ADJUSTMENTS.

Upon the occurrence of any of the following described events, a Participant’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

10.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or other Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or other Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or other Award.

10.2 Merger, Acquisition, or Asset Sale.

(a) In the event of (i) a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity or the direct or indirect parent of the Company or resulting in the Company being the surviving entity and any other person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (ii) an acquisition of all or substantially all of the shares of the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) such other transaction or set of circumstances that is determined by the Administrator, to be a transaction subject to the provisions of this Section 10.2, excluding any of the foregoing transactions in clauses (i) through (iv) if the Administrator determines that such transaction should be excluded from the definition hereof and the applicability of this Section 10.2 (each such event, a “Transaction”), unless otherwise determined by the Administrator, each outstanding Award shall be assumed or substituted with an equivalent Award or right substituted by the successor corporation or an affiliate of the successor corporation, as shall be determined by such entity, subject to the terms hereof. Regardless of whether or not Awards are assumed or substituted, then unless determined otherwise with respect to a specific Award, the Administrator shall have sole and absolute discretion to determine the effect of the Transaction on the Awards outstanding immediately prior to the effective time of the Transaction, which may include any one or more of the following: (i) all or a portion of the outstanding Awards shall become exercisable in full and/or the vesting of all or a portion of the unvested Awards will accelerate on a date no later than two (2) days prior to the date of consummation of the Transaction, provided that unless otherwise determined by the Administrator, the exercise and/or vesting of all Awards that otherwise would not have been exercisable and/or vested in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction; (ii) that all or a portion or certain categories of the outstanding unexercised Awards shall be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will receive cash, Shares, other securities or other property, or any combination thereof, equal in fair market value to the value of such cancelled Awards, if any, under the terms determined by the Administrator in its sole and absolute discretion (which, if applicable, may be based upon the price per Share received or to be received by other shareholders of the Company in such event); and/or (iii) that the terms of any Award shall be otherwise amended, modified or terminated, as determined by the Administrator in its sole and absolute discretion.

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(b) For the purposes of this Section 10.2, an Award shall be considered assumed or substituted if, following a Transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether shares, cash, or other securities or property) received in the Transaction by holders of Shares of the Company for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration determined by the Administrator, at its sole discretion); provided, however, that if the consideration received in the Transaction is not solely common stock or ordinary shares (or the equivalent) of the successor corporation or its direct or indirect parent, the Administrator may, with the consent of the successor corporation, provide for the per share consideration to be received upon the exercise of the Award to be solely common stock or ordinary shares (or the equivalent) of the successor corporation or its direct or indirect parent equal in fair market value to the per share consideration received by holders of Shares in the Transaction, as determined by the Administrator.

(c) In the event that the Board of Directors determines in good faith that, in the context of a Transaction, certain Awards have no monetary value and thus do not entitle the holders of such Awards to any consideration under the terms of the Transaction, and/or in the event that on the effective date of the Transaction, an Award is not exercisable or vested, the Board of Directors may determine that such Awards shall terminate effective as of the effective date of the Transaction. Without limiting the generality of the foregoing, the Board of Directors may provide for the termination of any Option, effective as of the effective date of the Transaction, that has an exercise price that is greater than the per share Fair Market Value at the time of such Transaction, without any consideration to the holder thereof.

(d) It is the intention that the Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of a Transaction. Notwithstanding anything to the contrary in this Plan, neither the authorities and powers of the Administrator under this Section 10.2, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any Participant, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Participant and without any liability to the Company or its affiliates and to their respective officers, directors, employees and representatives and the respective successors and assigns of any of the. Without derogating from the generality of the foregoing, the Administrator shall have the authority, at its sole discretion, to determine that the treatment of Awards, whether vested or unvested, in a Transaction may differ among individual Participants or groups of Participants.

11. RESTRICTIONS ON AWARDS.

11.1 Transferability. Awards may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Participant’s rights in respect of Options or Shares (including Restricted Shares) purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 9.1(d) hereof, and as may otherwise be determined by the Administrator.

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11.2 Exchange and Buyout of Awards. The Administrator shall have the authority to grant, in its discretion, to the holder of an outstanding Award in exchange for the surrender and cancellation of such Award, a new Award containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the Plan. The Administrator may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator may determine.

12. TERM AND AMENDMENT OF THE PLAN AND AWARDS; REPRICINGS.

12.1 The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors (except as to Awards outstanding on that date).

12.2 Notwithstanding any other provision of the Plan, the Administrator may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to vested Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Administrator shall reduce the rights of any Participant with respect to vested Awards without the Participant’s consent. By way of example, and not limitation, the Administrator may reprice (or undertake any program or other action that is considered to be a repricing under formal or informal guidance issued by the exchange or market on which the Company’s Shares then trades or is quoted) any Option without the approval of the shareholders of the Company. For this purpose, “reprice” means: (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option but not less than the Fair Market Value at such time, (2) cancel any outstanding Option and grant in substitution therefor new Awards under the Plan covering the same or a different number of Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option but not less than the Fair Market Value at such time, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Shares (valued in the manner determined by (or in a manner approved by) the Board) or (4) any other action or series of actions that has the same or similar effect to the foregoing.

13. TERM OF OPTION.

Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 6), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

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14. CONTINUANCE OF ENGAGEMENT.

Neither the Plan nor any offer of Shares or Options to a Participant shall impose any obligation on the Company or any related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

15. GOVERNING LAW.

The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the Nevada, except as otherwise required to comply with relevant laws and restrictions in a specific jurisdiction in which grants are made.

16. APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

17. TAXES.

17.1 Any tax consequences arising from the grant, or vesting or exercise of any Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, and/or its affiliates, or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Awards or Shares held by on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

17.2 The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Awards may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

17.3 THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

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18. MARKET STAND-OFF

If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, the Participant shall not sell or otherwise transfer any Shares or other securities of the Company during a 180-day period or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of registration statement of the Company filed under such securities laws. The Company may require the Participant to execute a form of undertaking to this effect or impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19. CONDITIONS UPON ISSUANCE OF SHARES.

19.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or with respect to any other Award unless the exercise of such Option or grant of such Award and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.2 Corporate Compliance. Shares issued pursuant to an Award shall be subject to the Corporate Charter and any Shareholders Agreement and any other governing documents of the Company, all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, lock up/market stand-off) or grant of any rights with respect thereto, forced sale and bring along/ drag along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with applicable law. Each Participant shall execute (and authorizes any person designated by the Company to so execute, as well if applicable) such separate agreement(s) as may be requested by the Company relating to matters set forth in or otherwise for the purpose of implementing this Section 19.2. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Shares subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms. The proxy granted pursuant to Section 20 hereof includes an authorization of the holder of such proxy to sign, by and on behalf of any Participant, such documents and agreements relating to matters set forth in or otherwise for the purpose of implementing this Section 19.2.

19.3 Investment Representations. As a condition to the exercise of an Option or receipt of an Award, the Board may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise or the time of receipt of the Award that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Board.

19.4 Legend. The Administrator may require each person receiving Shares pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Administrator shall request. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any applicable restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of any relevant securities authority, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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20. PROXY

The Company, at its sole discretion, may require that as a condition of grant of an Award or of exercise of an Option, the Participant be required to grant an irrevocable proxy and power of attorney (“Proxy”) to any appropriate person designated by the Company, to vote all Shares obtained by the Participant pursuant to an Award at all general meetings of Company, and to sign all written resolutions, waivers, consents etc. of the shareholders of the Company on behalf of the Participant, including the right to waive on behalf of the Participant all minimum notice requirements for meetings of shareholders of the Company. Such Proxy is given in consideration of the grant of an Award and, as such, is coupled with an interest and shall be irrevocable and shall remain in effect until the consummation of an IPO, as the rights of third parties, including investors in the Company, depend upon such Proxy. The Proxy shall be personal to the Participant and shall not survive the transfer of the Participant’s Shares to a third-party transferee; provided, however, that upon a transfer of the Participant’s Shares to such a transferee (subject to the terms and conditions of the Plan concerning any such transfer), the transferee may be required to grant an irrevocable Proxy to such appropriate person as the Company, in giving its approval to the transfer, so requires. The Proxy may be contained in the Award Agreement of each Participant or otherwise as the Administrator determines. If contained in the Award Agreement, no further document shall be required to implement such Proxy, and the signature of the Participant on the Award Agreement shall indicate approval of the Proxy thereby granted. The holder of the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Proxy unless arising out of his/her own fraud, bad faith or gross negligence, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the holder of the Proxy may have as a director, officer or otherwise under the Company’s Corporate Charter or any agreement, any vote of shareholders or directors, insurance policy or otherwise.

21. MISCELLANEOUS.

Whenever applicable in the Plan, the singular and the plural, and the masculine, feminine and neuter shall be freely interchangeable, as the context requires. The Section headings or titles shall not in any way control the construction of the language herein, such headings or titles having been inserted solely for the purpose of simplified reference. Words such as “herein”, “hereof’, “hereto”, “hereinafter”, “hereby”, and “hereinabove” when used in the Plan refer to the Plan as a whole, including any applicable Appendices, unless otherwise required by context.

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